UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2020
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________
(Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	APTS	NYSE
Securities registered pursuant to Section 12(g) of the Act:
Title of each class
Series A Redeemable Preferred Stock, par value $0.01 per share
Warrant to Purchase Common Stock, par value $0.01 per share
Series M Redeemable Preferred Stock, par value $0.01 per share
Series A1 Redeemable Preferred Stock, par value $0.01 per share
Series M1 Redeemable Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01    Other Events.

On January 31, 2020, Preferred Apartment Communities, Inc. (the "Company") internalized the functions performed by Preferred Apartment Advisors, LLC (the "Manager") and NMP Advisors, LLC (the "Sub-Manager") by acquiring the entities that own the Manager and the Sub-Manager (such transactions, collectively, the "Internalization") for an aggregate purchase price of $154 million, plus up to $25 million of potential additional earnout consideration (the "Earnout Amount").
The Internalization Transaction was effected pursuant to a stock purchase agreement, dated as of January 31, 2020 (the "Stock Purchase Agreement"), by and among the Company, Preferred Apartment Communities Operating Partnership, L.P. ("PAC OP"), PAC Carveout, LLC ("PAC Sub"), NELL Partners, Inc. ("NELL"), NMA Holdings, Inc. ("NMA"), Mortwat, LLC, Northside Partners Trust, Nancy Ann Richardson Williams 2017 Children’s Trust, Caitboo Family Trust, Fairmont Green Trust, and Murphy Capital and Advisory Group LLC. The Manager is a wholly owned subsidiary of NELL and the Sub-Manager is a wholly owned subsidiary of NMA. Trusts established, or entities owned, by the family of John A. Williams, the Company’s former Chairman of the Board and Chief Executive Officer, Daniel M. DuPree, the Company’s Executive Chairman of the Board and former Chief Executive Officer, and Leonard A. Silverstein, the Company’s Vice Chairman of the Board, President and Chief Operating Officer, were the owners of NELL. Trusts established, or entities owned, by Joel T. Murphy, the Company’s Chief Executive Officer and a member of the Board, the family of Mr. Williams, Mr. DuPree and Mr. Silverstein were the owners of NMA.
A special committee (the "Special Committee") comprised entirely of independent and disinterested members of the Company’s board of directors (the "Board"), after consultation with its independent legal and financial advisors, determined that the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement are fair to and in the best interests of the Company and the Company’s stockholders and recommended that the Board authorize and approve the Stock Purchase Agreement and the transactions contemplated thereby. Upon such recommendation from the Special Committee, the Board authorized and approved the Stock Purchase Agreement and the transactions contemplated thereby. Pursuant to the Company’s governing documents, approval by the Company’s stockholders is not required for the execution of the Stock Purchase Agreement or the consummation of any of the transactions contemplated thereby.

Pursuant to the Stock Purchase Agreement, the sellers sold all of the outstanding shares of capital stock of NELL and NMA to PAC Sub in exchange for an aggregate of approximately $111.1 million in cash paid at the closing which reflects the satisfaction of certain indebtedness of NELL, the estimated net working capital adjustment, and a hold back of $15 million for certain specified matters (the "Specified Matters Holdback Amount"). The Specified Matters Holdback Amount is payable to the NELL sellers less certain losses following final resolution of any such specified matters.

Additionally, upon the occurrence of an Earnout Trigger (as defined below), PAC Sub will promptly (but in any event, within five (5) business days of the date of such Earnout Trigger) pay to the sellers of NELL and NMA the Earnout Amount. An "Earnout Trigger" will occur upon the earlier of (i) if, for the immediately preceding fiscal year beginning on January 1, funds from operations ("FFO") of the Company per weighted average basic share of the Company’s common stock and Class A Unit (as defined in the limited partnership agreement of PAC OP) outstanding for such fiscal year is determined to be greater than or equal to $1.55 or (ii) on the thirty-six (36) month anniversary of the closing of the Internalization; provided, that in no event can the Earnout Trigger occur (and the Earnout Amount be paid) more than once.
The Stock Purchase Agreement contains customary representations and warranties, including regarding organization and good standing, power and authority, capitalization and ownership, financial statements and liabilities, litigation, compliance with laws, absence of changes, taxes, material contracts, employee matters, real properties, intellectual property, affiliate transactions and brokerage arrangements. The representations and warranties of the parties in the Stock Purchase Agreement will survive the closing of the Internalization for a period of twelve (12) months, except that certain fundamental representations and warranties will survive for sixty (60) days after the expiration of the applicable statute of limitations.
PAC Sub purchased a representations and warranties insurance policy (the "R&W Policy") in connection with the Internalization. PAC Sub will be able to make claims against the R&W Policy in the event that the representations and warranties of the sellers contained in the Stock Purchase Agreement are subsequently discovered to have been inaccurate as of the date of the Stock Purchase Agreement, subject to customary exceptions and limitations. The Company may not, subject to certain exceptions, pursue a claim for indemnification under the Stock Purchase Agreement unless such claim is the subject of a specific exclusion from coverage under the R&W Policy.

The foregoing description of the terms of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.
The Company issued a press release on February 3, 2020, announcing the Stock Purchase Agreement and the Internalization. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
On February 3, 2020, representatives of the Company may begin making presentations to investors using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation") and incorporated herein by reference.  The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ending December 31, 2020 in connection with discussions regarding the Internalization described in Item 2.01 of this Form 8-K.
The information contained in this Item 7.01, including the information contained in the press release attached as Exhibit 99.1 and the Investor Presentation as Exhibit 99.2 hereto, is being “furnished" and shall not be deemed to be “filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Reference to the Company’s website in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K does not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 8.01    Other Events.

Following a review of certain transactions by the Audit Committee of the Board of Directors of Preferred Apartment Communities, Inc. (“PAC”), we are filing this Current Report on Form 8-K to provide additional disclosure concerning related person transactions covered by Item 404 of Regulation S-K.
Background
Mill Green Partners, LLC (“Mill Green”) was formed in 2014 for the purpose of raising capital from third-party investors to invest in real estate development projects through investment funds sponsored and managed by Mill Green (the “MG Funds”). The MG Funds used investor capital to make equity investments in multifamily and student housing development properties (“MG Development Projects”) identified by real estate developers with whom Mill Green or PAC had existing relationships. Mill Green was and is entitled to receive management fees, transaction fees and incentive distributions relating to the MG Funds. To date, the MG Funds have only made equity investments in development projects in which PAC has provided mezzanine financing.
PAC extended real estate mezzanine loans to the MG Development Projects (“MG Mezzanine Loans”) to finance their real estate development activities. The MG Mezzanine Loans made by PAC were provided on comparable terms and conditions that were provided in other PAC development projects in which MG Funds did not participate.
PAC also extended loans (“MG Member Loans”) to special purpose entities (“MG SPEs”) that the MG Funds and the applicable real estate developers formed to make equity investments in the MG Development Projects. The MG SPEs used the proceeds from the MG Member Loans to fund a portion of those equity investments. The MG Member Loans were provided on comparable terms and conditions that were provided in other PAC development projects in which MG Funds did not participate. The MG Member Loans have been accounted for as real estate loan investments by PAC in its financial statements.
Investors in the MG Funds expected to achieve liquidity on their investments from the sale of the development projects after stabilization, which could include purchases by PAC of the projects upon exercise of purchase options granted to PAC by the MG Development Projects in connection with the MG Mezzanine Loans. Information regarding the exercise or termination of such purchase options granted to PAC in respect of certain MG Development Projects is set forth in footnotes to the table at the end of this Item 8.01.
As previously disclosed by PAC in its Annual Report for the year ended December 31, 2015, PAC extended a $3.8 million line of credit to Mill Green in January 2016. The interest rate was 15.0% per annum and had a maturity date of October 15, 2016. On February 22, 2016, the then outstanding balance was paid in full and not subsequently reborrowed.

Upon its establishment, the ownership of Mill Green was as follows:

•	20% of its membership interests were owned by Fairmont Green Trust, a family trust benefiting Leonard A. Silverstein, PAC’s Chief Operating Officer and his children (the “Silverstein Family Trust”).

•
20% of its membership interests were owned by the Nancy Ann Richardson Williams 2017 Children's Trust (successor to the Nancy Ann Richardson Williams Children’s Trust), a family trust benefiting the children of John A. Williams, the former and now deceased Chief Executive Officer of PAC (the “Williams Family Trust”).

•	20% of its membership interests were owned by Caitboo Family Trust, a family trust benefiting the children of Daniel M. DuPree, PAC’s former Chief Executive Officer (the “DuPree Family Trust”).

•	40% of its membership interests were owned indirectly by the Chief Executive Officer of Mill Green (the “MG Manager”), through an entity that was unaffiliated with PAC.

The trustee of each of the Silverstein Family Trust, the Williams Family Trust and the DuPree Family Trust is an individual who is not a related person with respect to PAC covered by Item 404 of Regulation S-K. Effective January 1, 2019, the DuPree Family Trust transferred its 20% ownership interest to the MG Manager for de minimis consideration.
In addition, the Silverstein Family Trust made a $250,000 investment in one of the MG Funds, and, as a result, received distributions from such MG Fund of $18,180 in 2019, $253,797 in 2018, $49,070 in 2017 and $13,857 in 2016.
Daniel M. DuPree and Leonard A. Silverstein are members of our Board of Directors. Mr. DuPree is the Chairman of our Board of Directors and served as our Chief Executive Officer from April 2018 until December 2019. Mr. Silverstein is the Vice Chairman of our Board of Directors, President and Chief Operating Officer. As a result of the ownership of membership interests in Mill Green by their respective family trusts, Messrs. Silverstein, Williams and DuPree and members of their respective families have had or continue to have direct or indirect interests in certain transactions between or among PAC, Mill Green, the MG Manager, the MG Funds, the MG SPEs and the MG Development Projects.
On January 31, 2020, PAC internalized the external functions performed by its external manager, Preferred Apartment Advisors, LLC (“PAA”), and its sub-manager, NMP Advisors, LLC (“NMPA”), through a series of transactions involving the acquisition of NELL Partners, Inc. and NMA Holdings, Inc., which owned PAA and NMPA, respectively (such transactions, collectively, the “Internalization”). PAC’s pre-Internalization management team remain employed by PAA, which has become an indirect subsidiary of PAC, and will continue to lead PAC. Mr. DuPree is the Chief Executive Officer and Mr. Silverstein is the President and Chief Operating Officer of PAA. As previously disclosed, Mr. DuPree and Mr. Silverstein also were executive officers and directors of NELL Partners, Inc. and comprised the Board of Directors of NELL Partners, Inc. prior to the closing of the Internalization. Northside Partners Trust, a trust created by Mr. Silverstein's spouse for the benefit of Mr. Silverstein and their children, the Williams Family Trust, and a limited liability company owned by Mr. DuPree (Mortwat, LLC) were the shareholders of NELL Partners, Inc. prior to the closing of the Internalization; accordingly, these family trusts and Mortwat, LLC through their pre-Internalization ownership of NELL Partners, Inc. had an indirect interest in the fees that were paid by PAC to PAA.
Distributions by Mill Green to Family Trusts
Distributions made by Mill Green to its owners have been made to them pro rata in accordance with their respective ownership interests. Each of the Silverstein Family Trust, Williams Family Trust and DuPree Family Trust received the amounts set forth below as distributions from Mill Green for the years ended December 31, 2019, 2018, 2017 and 2016.

	Year Ended December 31,
	2019	2018	2017	2016
Silverstein Family Trust	$70,000	$174,952	$80,000	$174,000
Williams Family Trust	$70,000	$174,952	$80,000	$174,000
DuPree Family Trust	‒	$174,952	$80,000	$174,000

Mill Green Acquisition Fees/PCMS Loan
Mill Green typically earns a one-time fee of 85 bps of the amount an MG Fund invests in a development project (an “Acquisition Fee”). All Acquisition Fees have been transferred or paid by Mill Green to Preferred Capital Marketing Services, LLC (“PCMS”). PCMS was owned by NELL Partners, Inc. and, therefore, was under common control with PAA, PAC’s former external manager. Neither the entity owned by the MG Manager through which the MG Manager indirectly owned a 40% interest

(and now owns a 60% interest) in Mill Green nor any of their affiliates received any portion of the Acquisition Fees transferred or paid by Mill Green to PCMS.
As described in our definitive proxy statement, filed on March 15, 2019, PAC had an outstanding loan to PCMS in the original principal amount of $1.5 million (the “PCMS Loan”). Through January 31, 2020, Acquisition Fees transferred or paid by Mill Green to PCMS in an aggregate amount of $850,359 were utilized by PCMS to pay down the PCMS Loan, leaving, as of January 31, 2020, an unpaid principal balance of the PCMS Loan equal to $649,641. The PCMS Loan bore interest at a rate of 10% per annum, and, on January 31, 2020, the amount of accrued and unpaid interest thereon was $0. The PCMS Loan was repaid in connection with the closing of the Internalization.
Summary of MG Mezzanine Loans and MG Member Loans
From 2016 to 2019, PAC made 17 MG Mezzanine Loans to MG Development Projects totaling approximately $219,975,017 and 10 MG Member Loans to MG SPEs totaling $96,706,173. During this four year period, PAC made a total of $651,128,941 real estate mezzanine loan originations and member loans in the aggregate.

The table below sets forth additional information regarding the 17 MG Mezzanine Loans and the 10 MG Member Loans referred to above.

Loan	MSA	Origination Date	Commitment Amount			Largest Aggregate Amount of Principal Outstanding(1)	Amount of Principal Outstanding (as of 12/31/19)	Amount of Principal Paid(2)	Amount of Interest Paid(2)	Rate or Amount of Interest Payable(3)
			Mezzanine Loan	Member Loan	Total
City Park View II(4)	Charlotte, NC	1/8/2016	$3,364,800	$3,916,000	$7,280,800	$7,257,491	$0	$7,257,491	$2,684,079	13.5%
Bishop Street(5)	Atlanta, GA	2/18/2016	0	$12,693,457	$12,693,457	$12,693,457	$0	$12,693,457	$5,766,019	13.5%
Haven Northgate(6)	College Station, TX	3/15/2016	$67,680,000	0	$67,680,000	$66,906,495	$0	$66,906,495	$10,048,102	LIBOR + 750 bps
Lubbock II(7)	Lubbock, TX	4/19/2016	$10,307,171	0	$10,307,171	$10,114,377	$0	$10,114,377	$2,160,584	13.5%
Wiregrass	Tampa, FL	11/16/2016	$14,975,853	$4,244,147	$19,220,000	$19,215,755	$19,215,755	$0	$4,208,898	15.0%
360 Forsyth	Forsyth, GA	12/2/2016	$22,412,000	0	$22,412,000	$21,512,806	$21,512,806	$0	$3,793,784	14.0%
Haven Charlotte(8)	Charlotte, NC	12/22/2016	$19,581,593	$8,201,170	$27,782,763	$27,782,763	$0	$27,782,763	$6,918,373	15.0%
Morosgo	Atlanta, GA	7/31/2017	$11,749,000	$6,176,000	$17,925,000	$17,352,587	$17,352,587	$0	$2,970,616	14.0%
360 Fort Myers	Fort Myers, FL	8/3/2017	$9,416,000	$6,193,000	$15,609,000	$14,776,219	$14,776,219	$0	$2,539,923	14.0%
University City/Gateway	Charlotte, NC	8/18/2017	$10,336,000	$7,338,000	$17,674,000	$16,906,247	$16,906,247	$0	$2,649,295	13.5%
Cameron Park	Alexandria, VA	4/11/2018	$21,340,000	$8,850,000	$30,190,000	$26,816,685	$26,816,685	$0	$3,226,731	11.5%
Brentwood	Antioch, TN	5/24/2018	$6,240,000	$5,658,873	$11,898,873	$10,679,974	$10,679,974	$0	$1,110,038	13.0%
Kingson	Fredericksburg, VA	8/31/2018	$7,348,000	$4,962,145	$12,310,145	$11,592,615	$11,592,615	$0	$889,254	12.5%
Vintage Destin	Destin, FL	3/25/2019	$10,763,000	0	$10,763,000	$8,932,172	$8,932,172	$0	$302,345	12.5%
Hidden River II	Tampa, FL	4/12/2019	$4,461,600	$2,763,381	$7,224,981	$5,269,586	$5,269,586	$0	$130,732	12.0%
Kennesaw Crossing	Kennesaw, GA	8/16/2019	0	$14,810,000	$14,810,000	$7,615,787	$7,615,787	$0	$198,279	14.0%
Vintage Horizon West	Orlando, FL	10/11/2019	0	$10,900,000	$10,900,000	$8,274,850	$8,274,850	$0	$74,828	14.0%

(1)	Largest aggregate amount of principal outstanding during the years 2016 through 2019.

(2)	Aggregate amounts paid during the period 2016 through 2019.

(3)	This rate is per annum and applicable to both the mezzanine loan and member loan. This is the rate at the inception of the loan(s) and may have changed at a later date.

(4)	PAC exercised its purchase option to purchase this property in November 2018 for approximately $34.1 million.

(5)	The purchase option on this property was terminated on May 2018 and PAC received a termination fee of $1.1 million.

(6)	PAC exercised its purchase option to purchase this property in May 2018 for approximately $74.7 million.

(7)	PAC exercised its purchase option to purchase this property in June 2018 for approximately $40.6 million.

(8)	The purchase option on this property was terminated on March 2019 and PAC received a termination fee of $3.2 million. PAC subsequently purchased this property for approximately $92.4 million.

The following table reflects additional MG Mezzanine Loans and MG Member Loans that PAC originated prior to 2016. Only one of these additional loans remained outstanding as of December 31, 2019.

Loan	MSA	Origination Date	Commitment Amount			Largest Aggregate Amount of Principal Outstanding(1)	Amount of Principal Outstanding (as of 12/31/19)	Amount of Principal Paid(2)	Amount of Interest Paid(2)	Rate or Amount of Interest Payable(3)
			Mezzanine Loan	Member Loan	Total
Aldridge at Town Village(4)	Atlanta, GA	1/27/2015	$10,975,000	0	$10,975,000	$10,975,000	$0	$10,975,000	$1,688,434	14.5%
Overture at Crosstown Walk(5)	Tampa, FL	7/21/2015	0	$6,920,000	$6,920,000	$6,577,869	$0	$6,577,869	$1,811,284	16.0%
The Encore(6)	Atlanta, GA	10/9/2015	$10,958,200	$9,758,200	$20,716,400	$19,176,216	$0	$19,176,216	$7,091,825	13.5%
Hidden River(7)	Tampa, FL	12/4/2015	$4,734,960	$5,380,000	$10,114,960	$10,072,793	$0	$10,072,793	$3,484,593	15.0%
Palisades (8)	Manassas, VA	12/23/2013	$17,270,000	0	$17,270,000	$17,250,145	$17,250,145	$0	$5,452,531	13.0%
18Nineteen	Lubbock, TX	4/9/2015	$15,598,352	0	$15,598,352	$15,584,017	$0	$15,584,017	$4,104,221	14.5%
Haven South(9)	Waco, TX	5/1/2015	$15,455,668	0	$15,455,668	$15,422,521	$0	$15,422,521	$4,360,222	14.5%

(1)	Largest aggregate amount of principal outstanding during the years 2016 through 2019.

(2)	Aggregate amounts paid during the period 2016 through 2019.

(3)	This rate is per annum and applicable to both the mezzanine loan and member loan. This is the rate at the inception of the loan(s) and may have changed at a later date.

(4)	PAC exercised its purchase option to purchase this property in September 2017 for approximately $54.2 million.

(5)	PAC exercised its purchase option to purchase this property in November 2017 for approximately $31.4 million.

(6)	The purchase option on this property was terminated in May 2018 and PAC received a termination fee of $4.0 million.

(7)	The purchase option on this property was terminated on May 2018 and PAC received a termination fee of $2.6 million. PAC subsequently purchased this property for approximately $59.1 million.

(8)	The Palisades loan was originated in December 2013. Mill Green acquired its equity investment in this project in December 2015.

(9)	PAC exercised its purchase option to purchase this property in December 2017 for approximately $58.2 million.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated as of January 31, 2020, by and among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., PAC Carveout, LLC, NELL Partners, Inc., NMA Holdings, Inc., Mortwat, LLC, Northside Partners Trust, Nancy Ann Richardson Williams 2017 Children’s Trust, Caitboo Family Trust, Fairmont Green Trust, and Murphy Capital and Advisory Group LLC.

99.1	Press Release dated February 3, 2020
99.2	Investor Presentation dated February 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 3, 2020	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary